SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                FORM 8-K/A
                              CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  May 31, 1996


                     UNITED SECURITY BANCSHARES, INC.
          (Exact name of registrant as specified in its charter)


 Alabama                                 0-14549             63-0843362
(State or other jurisdiction      (Commission File No.)    (IRS Employer
of incorporation)                                          Identification No.)


131 West Front Street
Post Office Box 249
Thomasville, Alabama                                36784
(Address of principal                            (Zip Code)
executive offices)



Registrant's telephone number, including area code:  (334) 636-5424



     Item 2.   Acquisition or Disposition of Assets.

     On May 31, 1996, United Security Bancshares, Inc., an Alabama corporation (the "Registrant"), consummated the acquisition of all of the issued and outstanding capital stock of Brent Banking Company, an Alabama banking corporation ("Brent"), pursuant to an Agreement and Plan of Share Exchange, dated as of January 15, 1996, between the Registrant and Brent (the "Share Exchange Agreement"). In accordance with the Share Exchange Agreement, each share of the issued and outstanding capital stock of Brent is being exchanged for $1,762.50 per share in cash (the "Share Exchange"), representing an aggregate consideration of $7,050,000.00. In addition, on May 31, 1996, immediately following the Share Exchange, Brent was merged with and into United Security Bank, an Alabama banking corporation and a wholly-owned subsidiary of USB ("USB-Bank"), pursuant to a Subsidiary Agreement and Plan of Merger, dated as of February 8, 1996, by and between USB-Bank and Brent (the "Subsidiary Merger Agreement").

     The transaction was accounted for as a purchase.


     Item 7.   Financial Statements and Exhibits.

     2(a) Agreement and Plan of Share Exchange, dated as of January 15, 1996, by and between United Security Bancshares, Inc. and Brent Banking Company (incorporated by reference to Exhibit 1 of the Registrant's report on Form 8-K dated January 15, 1996).

      (b) Subsidiary Agreement and Plan of Merger, dated as of February 8, 1996, by and between United Security Bank and Brent Banking Company.

     99(a) Unaudited Pro Forma Condensed Balance Sheet, Condensed Statements of Income and Notes Thereto.

     99(b)     Press Release, United Security Bancshares, Inc., dated May 31,
               1996.







                                SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               UNITED SECURITY BANCSHARES, INC.


Date:  May 31, 1996          By:
                             Jack M. Wainwright, III
                             Its President and Chief Executive Officer